Exhibit 10.4

GLOBAL PAYMENTS INC.

PERFORMANCE UNIT AWARD CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by Global Payments Inc. (the “Company”) of Performance Units (the “Performance Units”) representing the right to earn, on a one-for-one basis, stock-settled restricted stock units (“RSUs”), valued by reference to shares of the Company’s no par value common stock (“Shares”), pursuant to and subject to the provisions of the Global Payments Inc. Amended and Restated 2005 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (this “Certificate”).

The target number of Performance Units subject to this award is            (the “Target Award”). Depending on the Company’s level of attainment of specified targets for revenue and diluted earnings per share for fiscal year 200_, Grantee may earn     % to     % of the Target Award, in accordance with the matrices attached hereto as Exhibit A and the terms of this Certificate.

By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

GLOBAL PAYMENTS INC.		Grant Date:
Grant Number:

By:		Accepted By Grantee:
Its:	Authorized Officer

TERMS AND CONDITIONS

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Certificate:

(i) Performance Cycle means the 200   fiscal year of the Company beginning June 1, 200   and ending on May 31, 200  .

(ii) FY 0   Diluted EPS means “diluted earnings per share” as shown in the Company’s Consolidated Statements of Income for the year ended May 31, 200  , as filed with the Securities and Exchange Commission on the Company’s Form 10-K for 200  , except that for purpose of this Certificate, the FY 0   Diluted EPS will exclude the after-tax impact of restructuring and other non-recurring charges that are specifically excluded from the calculation of the Company’s “normalized” fiscal 200   diluted earnings per share, as described and quantified in the Company’s fiscal 200   year-end earnings press release, as approved by the Board. For clarity, the Company’s stock option expenses are considered recurring costs and will be included in FY 0   Diluted EPS, even though these will be excluded from the Company’s “normalized” fiscal 200   diluted earnings per share.

(iii) FY 0   Revenue means “revenue” as shown in the Company’s Consolidated Statements of Income for the year ended May 31, 200  , as filed with the Securities and Exchange Commission on the Company’s Form 10-K for 200  , except that for purpose of this Certificate, FY 0   Revenue will be rounded up or down to the nearest whole million dollar level.

(iv) Conversion Date means the date of the Committee’s certification of the Company’s attainment of FY 0   Diluted EPS and FY 0   Revenue, but no later than August 15, 200  .

2. Performance Units. The Performance Units have been credited to a bookkeeping account on behalf of Grantee. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.

4. Settlement. Except as otherwise provided in Section 4 below:

(i) 25% of the Performance Units that are earned based on performance will be converted to actual unrestricted Shares (one Share per vested Performance Unit) on the Conversion Date. These shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and stock certificates for the Shares shall be delivered to Grantee or Grantee’s designee upon request of the Grantee, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

(ii) The remaining 75% of the Performance Units that are earned based on performance will be converted to stock-settled, service-based Restricted Stock Unit awards (one RSU per vested Performance Unit) on the Conversion Date. Such Restricted Stock Unit awards will be subject to the terms and conditions set forth in a Stock-Settled Restricted Stock Unit Award Certificate in the form attached hereto as Exhibit B.

4. Termination of Employment. If Grantee’s employment is terminated during the Performance Cycle, the following provisions of this Section 4 shall govern the vesting of the Performance Units:

(i) Death or Disability. If Grantee’s employment is terminated by reason of death or Disability, the number of Performance Units earned shall be determined at the end of the Performance Cycle based on actual performance as of the end of the Performance Cycle.

(ii) Any Other Reason. If Grantee’s employment is terminated for any other reason, all of the Performance Units shall be forfeited; provided, however, that in the case of Grantee’s Retirement or a termination of Grantee’s employment by the Company without Cause, the Committee may, but shall not be required to, determine that some or all of the Performance Units shall be earned at the end of the Performance Cycle based on actual performance as of the end of the Performance Cycle.

5. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Performance Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Performance Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

6. Restrictions on Settlement of Units. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Performance Units or any resulting Restricted Stock Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Performance Units, no payment shall be made hereunder unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7. No Right of Continued Employment; No Rights to Compensation or Damages. Nothing in the Plan or this Certificate or any document executed under either of them shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment without liability at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Affiliate. By executing this Certificate, Grantee waives any and all rights to compensation or damages for the termination of his office or employment, or failure to provide sufficient notice of termination of his office or employment, with the Company or any Affiliate for any reason whatsoever insofar as those rights arise or may arise from the loss of Grantee’s benefits or rights upon conversion of the Performance Units in connection with such termination.

8. No Entitlement to Future Awards. The grant of the Performance Units does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions. The grant of the Performance Units is an extraordinary item of compensation outside the scope of any employment contract. As such, the Performance Units are not part of normal or expected compensation for purposes of calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9. Transfer of Data. By executing this certificate, Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. Grantee is not obliged to consent to such collection, use, processing and transfer of personal data, but failure to provide the consent may affect Grantee’s eligibility to receive awards under the Plan. The Company and its Affiliates hold certain personal information about Grantee, including name, home address and telephone number, date of birth, employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of any rights or entitlements to shares of stock, for the purpose of managing and administering the Plan (“Data”). The Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and the Company and any of its Affiliates may each further transfer Data to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the United States or elsewhere throughout the world. Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on Grantee’s behalf to a broker or other third party with whom Grantee may elect to deposit any shares of stock acquired pursuant to the Plan. Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, by withdrawing his or her consent, Grantee will affect his or her ability to participate in the Plan.

10. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy all applicable taxes (including Grantee’s income tax and employee national insurance obligations) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Performance Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s general counsel, principal financial officer or comptroller, by withholding from the settlement of the stock units Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

11. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Performance Units hereunder had expired) on the date of such amendment or termination.

12. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Performance Units are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

13. Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws.

14. Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15. Relationship to Other Benefits. The Shares shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.

16. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, USA; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

Performance Units

The Performance Units will be earned, in whole or in part, based on the Company’s FY 0   Revenue and FY 0   Diluted EPS, as follows:

Performance Matrix for FY 0   Revenue

Degree of Performance Attainment	Revenue (1) (2)	% of Target Award Earned (1)
Outstanding	$		%
Target	$		%
Threshold	$		%
Less than Threshold	<$		%

(1)	Payouts between performance levels will be determined based on straight line interpolation.
(2)	Revenue goals shall be adjusted by the Committee to include the financial impact of acquisitions completed during fiscal year 200 , other than small, add-on acquisitions (money transfer branches or other small transactions) up to the first $ in total revenue from all such transactions.

Performance Matrix for FY 0   Diluted EPS

Degree of Performance Attainment	EPS (1) (2)	% of Target Award Earned (1)
Outstanding	$		%
Target	$		%
Threshold	$		%
Less than Threshold	<$		%

(1)	Payouts between performance levels will be determined based on straight line interpolation.
(2)	Diluted EPS goals shall be adjusted by the Committee to include the financial impact of acquisitions completed during fiscal year 200 , other than small, add-on acquisitions (money transfer branches or other small transactions) up to the first $ in total revenue from all such transactions.

Performance under each matrix is independent of performance under the other and the results are added together; provided, however, that if the threshold performance level is not achieved on both of the matrices, then     % of the Target Award will be earned. For example:

•	If actual FY 0 Diluted EPS results in % of the Target Award being earned and actual FY 0 Revenue results in % of the Target Award being earned, a total of % of the Target Award will be earned.

•	If actual FY 0 Diluted EPS results in % of the Target Award being earned and actual FY 0 Revenue results in % of the Target Award being earned, % of the Target Award will be earned.

GLOBAL PAYMENTS INC.

STOCK-SETTLED RESTRICTED STOCK UNIT AWARD CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by Global Payments Inc. (the “Company”) of

restricted stock units convertible into shares of the Company’s common stock, no par value per share (the “Units”), pursuant to and subject to the provisions of the Global Payments Inc. Amended and Restated 2005 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages (the “Terms and Conditions”). By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plan.

Unless sooner vested in accordance with Section 2 of the Term and Conditions or otherwise in the discretion of the Committee, the Units shall vest (become payable) in accordance with the following schedule; provided that Grantee is then still employed by the Company or any of its Affiliates:

Percentage of Shares	Vesting Date
33%	[Year 1]
33%	[Year 2]
34%	[Year 3]

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

GLOBAL PAYMENTS INC.		Grant Date:
Grant Number:

By:		Accepted By Grantee:
Its:	Authorized Officer

TERMS AND CONDITIONS

1. Grant of Units. The Company hereby grants to the Grantee named on the cover page hereof, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Certificate, the number of restricted stock units indicated on the cover page hereof (the “Units”) which represent the right to receive an equal number of shares of the Company’s no par value common stock (“Stock”) on the terms set forth in this Certificate. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will vest and become non-forfeitable on the earliest to occur of the following (each, a “Vesting Date”):

(a)	as to the percentages of the Units specified on the cover page hereof, on the respective Vesting Dates specified on the cover page hereof; provided Grantee is then still employed by the Company or an Affiliate, or

(b)	the termination of Grantee’s employment by reason of death or Disability or, with the consent of the Committee, Grantee’s Retirement.

If Grantee’s employment terminates prior to a Vesting Date for any reason other than as described in (b) above, Grantee shall forfeit all right, title and interest in and to the unvested Units as of the date of such termination and the unvested Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

3. Conversion to Stock. Unless the Units are forfeited prior to the Vesting Date as provided in Section 2 above, the Units will be converted on the Vesting Date to actual shares of Stock. Stock certificates evidencing the conversion of Units into shares of Stock will be registered on the books of the Company in Grantee’s name as of the Vesting Date and delivered to Grantee as soon as practical thereafter.

4. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

5. Restrictions on Settlement of Units. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, no payment shall be made hereunder unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

6. No Right of Continued Employment; No Rights to Compensation or Damages. Nothing in the Plan or this Certificate or any document executed under either of them shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment without liability at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Affiliate. By executing this Certificate, Grantee waives any and all rights to compensation or damages for the termination of his office or employment, or failure to provide sufficient notice of termination of his office or employment, with the Company or any Affiliate for any reason whatsoever insofar as those rights arise or may arise from the loss of Grantee’s benefits or rights upon conversion of the Units in connection with such termination.

7. No Entitlement to Future Awards. The grant of the Units does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions. The grant of the Units is an extraordinary item of compensation outside the scope of any employment contract. As such, the Units are not part of normal or expected compensation for purposes of calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

8. Transfer of Data. By executing this certificate, Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. Grantee is not obliged to consent to such collection, use, processing and transfer of personal data, but failure to provide the consent may affect Grantee’s eligibility to receive awards under the Plan. The Company and its Affiliates hold certain personal information about Grantee, including name, home address and telephone number, date of birth, employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of any rights or entitlements to shares of stock, for the purpose of managing and administering the Plan (“Data”). The Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and the Company and any of its Affiliates may each further transfer Data to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the United States or elsewhere throughout the world. Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on Grantee’s behalf to a broker or other third party with whom Grantee may elect to deposit any shares of stock acquired pursuant to the Plan. Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, by withdrawing his or her consent, Grantee will affect his or her ability to participate in the Plan.

9. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy all applicable taxes (including Grantee’s income tax and employee national insurance obligations) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s general counsel, principal financial officer or comptroller, by withholding from the settlement of the stock units Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

10. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if the Units had vested) on the date of such amendment or termination.

11. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Units are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

12. Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws.

13. Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14. Relationship to Other Benefits. The Shares shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.

15. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, USA; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.